EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of MSC Industrial Direct Co., Inc. (the “Company”) for the fiscal quarter ended May 29, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kristen Actis-Grande, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July  7, 2021

By:	/s/ KRISTEN ACTIS-GRANDE
Name:	Kristen Actis-Grande Executive Vice President and Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to MSC Industrial Direct Co., Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.